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                                                                    Exhibit 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 5, 1999, except for the second paragraph of Note 13, which is as of February 24, 1999, relating to the financial statements, which appears in Royal Caribbean Cruises Ltd.'s Annual Report on Form 20-F for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
October 13, 1999